                                   EXHIBIT B


         THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT COVERING THIS WARRANT UNDER SAID ACT OR AN EXEMPTION FROM REGISTRATION UNDER SAID ACT.

         VOID AFTER 5:00 P.M. NEW YORK TIME ON [                ] ("EXPIRATION
DATE").





                                   HEARx LTD.

               CLASS A WARRANT TO PURCHASE [         ] SHARES OF
                    COMMON STOCK, PAR VALUE $0.10 PER SHARE

         This is to certify that, for VALUE RECEIVED, [                     ]
("Warrantholder"), is entitled to purchase, subject to the provisions of this Warrant, from HEARx Ltd., a Delaware corporation ("Company"), at any time not later than 5:00 P.M., New York time, on the Expiration Date, at the exercise price of Fifty-five cents ($0.55) per share (the exercise price in effect being
herein called the "Warrant Price"), [              ] shares ("Warrant Shares")
of Common Stock, par value $0.10 per share ("Common Stock"), of the Company. The number of Warrant Shares purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as described herein.

         Section 1. Registration. The Company shall maintain books for the transfer and registration of the Warrant. Upon the initial issuance of the Warrant, the Company shall issue and register the Warrant in the name of the Warrantholder.

         Section 2. Transfers. As provided herein, the Warrant may be transferred only pursuant to a registration statement filed under the Securities Act of 1933, as amended ("Securities Act") or an exemption from registration thereunder. Subject to such restrictions, the Company shall transfer from time to time, the Warrant, upon the books to be maintained by the Company for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer upon any such transfer, and a new Warrant shall be issued to the transferee and the surrendered Warrant shall be cancelled by the Company.

         Section 3. Exercise of Warrant. Subject to the provisions hereof, the Warrantholder may exercise the Warrant in whole or in part at any time upon surrender of the Warrant, together with delivery of the duly executed Warrant exercise form attached thereto, to the Company, at or prior to 5:00 P.M. New York Time on the Expiration Date, together with payment of the Warrant Price, as such may be adjusted from time to time in accordance with Section 9, for the number of Warrant Shares in respect of which the Warrant is then exercisable. To the extent that any Warrant Shares remain outstanding at 5:01 P.M. on the Expiration Date, such outstanding Warrant Shares shall automatically expire and be of no further force and effect, and the holders thereof shall have no further right to exercise or transfer the same. Payment of the Warrant Price shall be made (x) in cash or by certified check payable in United States dollars, to the order of the Company and/or (y) through conversion of the Warrant, effected by the surrender to the Company of this Warrant. Upon surrender of the Warrant to the Company as payment of the Warrant Price, the holder thereof shall be entitled to receive a number of Warrant Shares arrived at by dividing the difference between the aggregate Market Price (as hereinafter defined) of the Warrant Shares issuable in respect of the Warrant surrendered and the aggregate Warrant Price in respect of the Warrant so surrendered by the Market Price per share of the Warrant Shares. "Market Price" as used herein shall mean, on any day, as of such day, the average of the reported closing sale price, regular way, in either case on any national securities exchange on which the Common Stock is listed or admitted to trading, or if the Common Stock is not listed or admitted to trading any such exchange, as reported by the Nasdaq Stock Market, or if such shares are not then so listed or admitted to trading, the average of the bid and asked prices as reported by the NASD OTC Bulletin Board Service, if so reported, or if not so reported, then as furnished by National Quotation Bureau Incorporated or any similar organization selected from time to time by the Company for the purpose.

                 Subject to Section 5, upon such surrender of the Warrant and payment of the Warrant Price as aforesaid, the Company shall issue and cause to be delivered to the Warrantholder or to such other person as the Warrantholder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of the Warrant, together with cash, as provided in Section 10 hereof in respect of any fraction of a Warrant Share otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued, and the person to whom they are issued shall be deemed to have become a holder of record of the Warrant Shares, as of the date of the surrender of the Warrant and payment of the Warrant Price as aforesaid unless counsel for the Company advises the Company in writing that an earlier date is permissible for purposes of applicable securities laws. The rights of purchase represented by the Warrant shall be exercisable, at the election of the Warrantholder either as an entirety or from time to time for part only of the Warrant Shares and, in the event that the Warrant is exercised in respect of less than all of the Warrant Shares specified herein at any time prior to the Expiration Date, a new Warrant will be issued to Warrantholder for the remaining number of Warrant Shares specified in the Warrant so surrendered within five business days.

         Section 4. Exercise and Transfer to Company with the Securities Act of 1933. Neither this Warrant nor the Common Stock issued upon exercise hereof nor any other security issued or issuable upon exercise of this Warrant may be offered or sold except as provided in this agreement and in conformity with the Securities Act of 1933, as amended, and then only against receipt of an agreement of such person to whom such offer of sale is made to comply with the provisions of this Section 4 with respect to any resale or other disposition of such security. The Company may cause the legend set forth on the first page of this Warrant to be set forth on each Warrant or any security issued or issuable upon exercise of this Warrant, unless counsel for the Company is of the opinion as to any such security that such legend is unnecessary or such security may then be sold pursuant to Rule 144(k) under the Securities Act of 1933.

         Section 5. Payment of Taxes. The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any certificates for Warrant Shares in a name other than that of the registered holder of the Warrant in respect of which such shares are issued, and in such case, the Company shall not be required to issue or deliver any certificate for Warrant Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's satisfaction that such tax has been paid.

         Section 6. Mutilated or Missing Warrants. In case the Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond, if requested by the Company.

         Section 7. Reservation of Common Stock. The Company hereby represents and warrants that there have been reserved, and the Company shall at all applicable times keep reserved, out of the authorized and unissued Common Stock, a number of shares sufficient to provide for the exercise of the rights of purchase represented by the Warrant, and the American Stock Transfer & Trust Company, the transfer agent for the Common Stock ("Transfer Agent"), and every subsequent transfer agent for the Common Stock or other shares of the Company's capital stock issuable upon the exercise of any of the right of purchase aforesaid shall be irrevocably authorized and directed at all times to reserve such number of authorized and unissued shares of Common Stock as shall be requisite for such purpose. The Company agrees that all Warrant Shares issued upon exercise of the Warrant shall be, at the time of delivery of the certificates for such Warrant Shares, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company. The Company will keep a conformed copy of this Warrant on file with the Transfer Agent and with every subsequent transfer agent for the Common Stock or other shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrant. The Company will supply from time to time the Transfer Agent with duly executed stock certificates required to honor the outstanding Warrant. After the Expiration Date, no Common Stock shall be subject to reservation in respect to such Warrant Shares which shall have expires.

         Section 8. Warrant Price. The Warrant Price, subject to adjustment as provided in Section 9, shall, if payment is made in cash or by certified check, be payable in lawful money of the United States of America.

         Section 9. Adjustments. Subject and pursuant to the provisions of this Section 9, the Warrant Price and number of Warrant Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter. If the adjustment provisions contained in this Section 9 are less favorable to the holders of this warrant than adjustment provisions available to any other holder (the "Other Holder") of convertible securities of the Company or warrants, options or similar rights exercisable for Common Stock of the Company with respect to such securities ("Other Rights") are to any such Other Holder, this Warrant shall be immediately and automatically amended, without the requirement of any action by the holder or the Company, to provide the holder of this Warrant with adjustment rights at least as favorable as such Other Rights.

                 (a) If the Company shall at any time or from time to time while the Warrant is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the number of Warrant Shares purchasable upon exercise of the Warrant and the Warrant Price in effect immediately prior to the date upon which such change shall become effective, shall be adjusted by the Company so that the Warrantholder thereafter exercising the Warrant shall be entitled to receive the number of shares of Common Stock or other capital stock which the Warrantholder would have received if the Warrant had been exercised immediately prior to such event. Such adjustment shall be made successively whenever any event listed above shall occur.

                 (b) If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation, or sale, transfer or other disposition of all or substantially all of the Company's properties to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each Warrantholder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrant, such shares of stock, securities or properties as may be issuable or payable with respect to or in exchange for a number of outstanding Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrant, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each Warrantholder to the end that the provisions hereof (including, without limitations, provision for adjustment of the Warrant Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or properties thereafter deliverable upon the exercise thereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Company, the obligation to deliver to the holder of the Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase and the other obligations under this Warrant.

The above provisions of this paragraph (b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

                 (c) In case the Company shall fix a record date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in Section 9(a)), or subscription rights or warrants, the Warrant Price to be in effect after such record date shall be determined by multiplying the Warrant Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Market Price per share of Common Stock (as determined pursuant to Section 3), less the fair market value (as determined by the Company's Board of Directors in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such current Market Price per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed.

                 (d) (i) After the date hereof, if the Company shall at any time or from time to time while the Warrant is outstanding, issue or sell any shares of Common Stock (other than Excluded Stock, as hereinafter defined) for a consideration per share less than the Warrant Price in effect immediately prior to the time of such issue or sale then, forthwith upon such issue or sale, the Warrant Price shall be reduced (but not increased) to the consideration per share received by the Company for such shares of Common Stock issued or sold. Such adjustment shall be made successively whenever such issuance or sale is made. No adjustment of the Warrant Price, however, shall be made in an amount less than $.01 per share, but any such lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment. In no event shall the Warrant Price be adjusted so that the Warrant Price per share is less than the then par value per share of Common Stock. For purposes hereof, the term "Excluded Stock" shall mean (i) shares of Common Stock issued pursuant to the exercise or conversion of options, warrants and preferred stock outstanding on the date hereof or pursuant to the terms of agreements existing on the date hereof, in accordance with the terms of such securities and agreements in effect on the date hereof,
(ii) shares of Common Stock issued pursuant to the conversion of Senior Preferred Stock, Series C ("Senior C Preferred") in accordance with the terms of such security on the date hereof, and which Senior C Preferred is issued pursuant to the exercise of warrants outstanding on the date hereof, in accordance with terms of such warrants in effect on the date hereof and (iii) up to 1,500,000 shares of Common Stock issued pursuant to the exercise of employee stock options granted subsequent to the date hereof pursuant to the Company's employee stock option plan, subject to adjustment in the event of stock splits, stock dividends, combinations, reclassifications or similar events (e.g., in the event of a 1-for-15 reverse stock split, the total number of shares of Common Stock issuable pursuant to this clause (iii) shall be 100,000).

                          (ii)  Upon each adjustment of the Warrant Price, the
Warrantholder shall thereafter be entitled to purchase at the Warrant Price resulting from such adjustment, that number of Warrant Shares obtained by multiplying the Warrant Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Warrant Price resulting from such adjustment. Upon each adjustment of the Warrant Price, the number of Warrant Shares represented by this Warrant shall be adjusted to equal the number of shares of Common Stock purchasable by the Warrantholder.

                          (iii)  For purposes of Section 9(d)(i), the following
paragraphs (A) to (F), inclusive, shall be applicable:

                 (A) Issuance of Rights, Options or Warrants. In case at any time after the date hereof the Company shall in any manner grant any rights to subscribe for or to purchase, any options or warrants (other than subscription rights or warrants subject to the provisions of Section 9(c)) for the purchase of shares of Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such rights, options or warrants or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which shares of Common Stock are issuable upon the exercise of such rights, options or warrants, or upon conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights, options or warrants, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of such rights, options or warrants, plus, in the case of such rights, options or warrants which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such rights, options or warrants or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights, options or warrants) shall be less than the Warrant Price in effect immediately prior to the time of the granting of such rights, options or warrants, as the case may be, then the maximum number of shares of Common Stock issuable upon the exercise of such rights, options or warrants or upon conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options shall be deemed to be outstanding as of the date of the granting of such rights or options and to have been issued for such price per share, with the effect on the Warrant Price specified in Section 9(d)(i). Except as provided in subparagraph (C), no further adjustment of the Warrant Price shall be made upon the actual issue of such shares of Common Stock or of such Convertible Securities upon exercise of such rights, options or warrants or upon the actual issue of such shares of Common Stock upon conversion or exchange of such Convertible Securities.

                 (B) Issuance of Convertible Securities. In case at any time after the date hereof the Company shall in any manner issue or sell any Convertible Securities, whether or not the right to exchange or convert thereunder is immediately exercisable, and the price per share for which shares of Common Stock are issuable upon such conversion or exchange (determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Warrant Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to be outstanding as of the date of the issue or sale of such

Convertible Securities and to have been issued for such price per share, with the effect on the Warrant Price specified in Section 9(d)(i); provided, however, that (a) except as otherwise provided in subparagraph (C), no further adjustment of the Warrant Price shall be made upon the actual issue of such shares of Common Stock upon conversion or exchange of such Convertible Securities, and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option or warrant to purchase any such Convertible Securities for which adjustments of the Warrant Price are made pursuant to the provisions of subparagraph (A), no further adjustment of the Warrant Price shall be made by reason of such issue or sale.

                 (C) Decrease in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any right, option or warrant referred to in subparagraph (A), or the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraphs (A) or (B) shall decrease, or the rate at which any Convertible Securities referred to in subparagraphs (A) or (B) are convertible into or exchangeable for shares of Common Stock shall increase, the Warrant Price then in effect hereunder shall forthwith be decreased to the Warrant Price which would have been in effect at such time had such rights, options, warrants or Convertible Securities provided for such changed purchase price, reduced consideration or increased conversion rate, as the case may be, at the time they had initially been granted, issued or sold.

                 (D) Consideration for Stock. In case at any time shares of Common Stock or Convertible Securities or any rights or options to purchase any such shares of Common Stock or Convertible Securities shall be issued or sold for cash, the consideration therefor shall be deemed to be the amount of cash paid therefor before deducting therefrom any discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof. In case at any time any shares of Common Stock, Convertible Securities or any rights, options or warrants to purchase any such shares of Common Stock or Convertible Securities shall be issued or sold for consideration other than cash, the amount of consideration other than cash received by the Company shall be deemed to be the fair value of such consideration, as determined reasonably and in good faith by the Board of Directors of the Company. In case at any time any shares of Common Stock, Convertible Securities or any rights, options or warrants to purchase any shares of Common Stock or Convertible Securities shall be issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration received therefor shall be deemed to be the fair value, as determined reasonably and in good faith by the Board of Directors of the Company, of such portion of the assets and business of the nonsurviving corporation as such Board of Directors may reasonably and in good faith determine to be attributable to such shares of Common Stock. Convertible Securities, rights, options or warrants, as the case may be. In case at any time any rights, options or warrants to purchase any shares of Common

Stock or Convertible Securities shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no consideration is allocated to such rights, options or warrants by the parties thereto, such rights, options or warrants shall be deemed to have been issued without consideration.

                 (e) An adjustment shall become effective immediately after the record date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

                 (f) The form of Warrant need not be changed because of any change pursuant to this Section 9, and Warrants issued after such change may state the same Warrant Price and the same number of Warrant Shares as is stated in the Warrant initially issued pursuant hereto. However, subject to the consent of the Warrantholder, which shall not be unreasonably withheld, the Company may at any time in its sole discretion make any change on the Warrant that the Company may deem appropriate which does not affect the substance thereof, and any Warrants thereafter issued, whether in exchange or substitution for any outstanding Warrant Shares or otherwise, may be in the form as so changed.

                 (g) In the event that, as a result of an adjustment made pursuant to Section 8(a), the holder of the Warrant shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of the Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Warrant.

                 (h) Shares of Common Stock owned by or held for the account of the Company or any majority-owned subsidiary shall not be deemed outstanding for the purpose of any computation under this Agreement.

         Section 10. Fractional Interest. The Company shall not be required to issue fractions of Warrant Shares upon the exercise of the Warrant. If any fraction of a Warrant Share would, except for the provisions of this Section, be issuable upon the exercise of the Warrant (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the current market value of such fraction based upon the current Market Price (determined pursuant to Section 3) of a Warrant Share. All calculations under this Section 10 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

         Section 11. Benefits. Nothing in this Warrant shall be construed to give any person, firm or corporation (other than the Company and the Warrantholder) any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Company and the Warrantholder.

         Section 12. Notices to Warrantholder. Upon the happening of any event requiring an adjustment of the Warrant Price, the Company shall forthwith give written notice thereof to the Warrantholder at the address appearing in the records of the Company, stating the adjusted Warrant Price and the adjusted number of Warrant Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The certificate of the Company's independent certified public accountants shall be conclusive evidence of the correctness of any computation made, absent manifest error. Failure to give such notice to the Warrantholder or any defect therein shall not affect the legality or validity of the subject adjustment.

         Section 13. Identity of Transfer Agent. The Transfer Agent for the Common Stock is American Stock Transfer & Trust Company, 99 Wall Street, New York, New York 10005. Forthwith upon the appointment of any subsequent transfer agent for the Common Stock or other shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrant, the Company will mail to the Warrantholder a statement setting forth the name and address of such transfer agent.

         Section 14. Notices. Any notice pursuant hereto to be given or made by the Warrantholder to or on the Company shall be sufficiently given or made if sent by certified mail, return receipt requested, postage prepaid, addressed as follows:

                 HEARx LTD.
                 Attention:  Paul A. Brown, M.D.
                 Chairman and Chief Executive Officer
                 471 Spencer Drive
                 West Palm Beach, Florida 33409

or such other address as the Company may specify in writing by notice to the Warrantholder complying as to delivery with the terms of this Section 14.


         Any notice pursuant hereto to be given or made by the Company to or on the Warrantholder shall be sufficiently given or made if sent by certified mail, return receipt requested, postage prepaid, to the address set forth on the books of the Company or, as to each of the Company and the Warrantholder, at such other address as shall be designated by such party by written notice to the other party complying as to delivery with the terms of this Section 14.
All such notices, requests, demands, directions and other communications shall, when mailed be effective when deposited in the mails addressed as aforesaid.

         Section 15. Supplements and Amendments. The Company may from time to time supplement or amend this Warrant without the approval of the Warrantholder in order to cure any ambiguity or to correct or supplement any provisions contained herein which may be defective or inconsistent with any other provision herein or to make any other provisions in regard to matters or questions arising hereunder which shall not be inconsistent with the provisions of the Warrant and which shall not in any manner adversely affect the interests of the Warrantholder.

         Section 16. Successors. All the covenants and provisions hereof by or for the benefit of the Company shall bind and inure to the benefit of its respective successors and assigns hereunder.

         Section 17. Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the laws of said State.

         IN WITNESS WHEREOF, the parties hereto have caused this Warrant to be duly executed, as of the day and year first above written.

                                                  HEARx LTD.



                                                  By:
                                                     ---------------------------
                                                     Paul A. Brown M.D.
                                                     Chairman of the Board



Attest:


------------------------------

                                   HEARx LTD.
                             WARRANT EXERCISE FORM



HEARx LTD.
471 Spencer
West Palm Beach, Florida 33409

         This undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant ("Warrant") for, and to purchase thereunder by (CHECK AS APPLICABLE) [] payment by cash or certified check; [] conversion of the within Warrant by surrender of the Warrant, shares of Common Stock* ("Warrant Shares") provided for therein, and requests that certificates for the Warrant Shares be issued as follows:

                          -------------------------------
                          Name

                          -------------------------------
                          Address

                          -------------------------------

                          -------------------------------
                          Federal Tax Identification No.
                          or Social Security No.

and, if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, that a new Warrant for the balance of the Warrant Shares




*  NOTE:         If conversion of the Warrant is made by surrender of the
                 Warrant and the number of shares indicated exceeds the maximum number of shares to which a holder is entitled, the Company will issue such maximum number of shares.

purchasable upon exercise of the Warrant be registered in the name of the undersigned Warrantholder or the undersigned's Assignee as below indicated and delivered to the address stated below.

Dated:
      -------------------, ----
                                        Signature:
                                                  ------------------------------

                                                       -------------------------
                                                       Name (please print)

                                                       -------------------------
                                                       Address

                                                       -------------------------

                                                       -------------------------

                                                       -------------------------
                                                       Federal Identification or
                                                       Social Security No.


                                                Note:  The above signature must
                                                       correspond with the name
                                                       of the registered holder
                                                       as written on the first
                                                       page of the Warrant in
                                                       every particular, without
                                                       alteration or enlargement
                                                       or any change whatever,
                                                       unless the Warrant has
                                                       been assigned.



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